Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Note-Backed Series 2003-18
*CUSIP:	21988K503 Class A-1
21988KAE7 Class A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 17, 2010.

INTEREST ACCOUNT
Balance as of November 16, 2009		$0.00
Scheduled Income received on securities		$1,600,000.00
Unscheduled Income received on securities		$0.00
LESS:
Distribution to Class A-1 Holders	-$	1,275,000.00
Distribution to Class A-2 Holders	-$	325,000.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of May 17, 2010		$0.00
PRINCIPAL ACCOUNT
Balance as of November 16, 2009		$0.00
Scheduled Principal received on securities		$0.00
LESS:
Distribution to Holders	-$	0.00
Balance as of May 17, 2010		$0.00

UNDERLYING SECURITIES HELD AS OF May 17, 2010

Principal Amount	Title of Security
$40,000,000	AT&T Corp. (8.00% Initial Interest Rate) Senior Notes due November 15, 2031
*CUSIP: 001957BD0

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.